UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 28, 2013

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 28, 2013, Roper Industries, Inc. (the "Company") issued a press release containing information about the Company's results of operations for the year and quarter ended December 31, 2012. A copy of the press release is furnished as Exhibit 99.1.

In the press release, the Company uses several non-GAAP financial measures: non-GAAP Revenue, non-GAAP Operating Margin, non-GAAP Diluted Earnings per Share, EBITDA and Free Cash Flow.
Business combination accounting rules require Roper to account for the fair value of deferred revenue assumed in connection with the Sunquest Information Systems, Inc. ("Sunquest") acquisition.  The fair value is based on the assumed cost of having a third-party provide the relevant support services rather than the contracted amount under the contracts.  Because the fair value is less than the contracted amount, Roper's GAAP revenues for the one year period subsequent to the acquisition will not reflect the full amount of revenue that would have otherwise been recorded by Sunquest had they remained an independent company. The non-GAAP Revenue measure is intended to reflect the full amount that Sunquest would have recognized as revenue, absent the fair value adjustment. The non-GAAP Operating Margin reflects this fair value adjustment as well as the exclusion of expenses related to the Sunquest acquisition. The non-GAAP Diluted Earnings per Share also excludes a debt extinguishment charge incurred in refinancing the existing credit facility, which is recorded as other expense.  The Company believes these non-GAAP measures are useful to investors as a measure of the ongoing performance of its business giving effect to the Sunquest transaction.
EBITDA as shown in the press release is defined as net earnings plus (a) interest expense, (b) income taxes and (c) depreciation and amortization. The Company believes EBITDA is an important indicator of operational performance of the Company's business because it provides a link between profitability and operating cash flow. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operations as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company's cash flow needs; and (c) should not be considered as an alternative to net earnings, operating income, cash flows from operating activities or the Company's other financial information determined under GAAP. The Company believes that the line on the Company's consolidated statement of operations entitled net earnings is the most directly comparable GAAP measure to EBITDA.
Free Cash Flow is defined as "Cash Provided by Operating Activities" ("Operating Cash Flow") as stated in Roper's Consolidated Statements of Cash Flows, reduced by capital expenditures.  The Company believes that Free Cash Flow is useful to investors as a basis for comparing its performance with other companies. Roper's measure of Free Cash Flow may not be comparable to similar measures used by other companies.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Not applicable.

(b)     Pro Forma Financial Information.

Not applicable.

(c)     Shell Company Transactions.

Not applicable

(d)     Exhibits.

99.1 Press Release of the Company dated January 28, 2013.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Vice President and Chief Financial Officer	Date: January 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated January 28, 2013